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Power Block Building * 2nd Floor
6th & Last Chance Gulch
P.O. Box 1147 * Helena, Montana 59624
406-442-1040 Fax 406-442-6746


Securities And Exchange Commission
Mail Stop 9-5
450 5th Street
Washington D.C. 20549


We have read and agree with the comments in Item 4 of Form 8-K of Eagle Bancorp dated April 27, 2000.

/s/Anderson ZurMuehlen & Co., P.C.
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Helena, Montana
April 24, 2000